Bill of Sale

ENGINE LEASE FINANCE CORPORATION (“Seller”) a company organised and existing under the laws of the State of Nevada, United States of America with its principal place of business at Building 156, Shannon Free Zone, Shannon, Co. Clare, Ireland is the owner of the full legal and beneficial title to the following described engine:

1.one used IAE V2530-A5 aircraft engine bearing Manufacturer's serial number V10150 manufactured by IAE International Aero Engines AG;
2.all appliances, accessories and other items of equipment which are connected, or may be installed in, attached to or used in connection with the engine; and
3.all parts, records, logs, technical data and other materials and documents relating to such engine in the possession of the Seller,
(together the "Engine").
For and in consideration of the payment of the Purchase Price under an engine purchase agreement dated 26 March 2021 (the "Engine Purchase Agreement") made between Seller and Contrail Aviation Leasing, LLC. ("Buyer"), Seller hereby this 30th day of March 2021 grants, conveys, transfers, bargains and sells, delivers and sets over, all of Seller's right, title and interest in and to the Engine unto Buyer.
This Bill of Sale is executed and delivered to Buyer by Seller pursuant to the terms of the Engine Purchase Agreement and the terms "Purchase Price", “Permitted Liens” and "Encumbrance" shall each have the same meaning as set forth in the Engine Purchase Agreement.
Seller hereby warrants to Buyer, its successors and assigns, that there is hereby conveyed to Buyer on the date hereof, good and marketable title to the Engine, free and clear of all Encumbrances but subject to all Permitted Liens with full title guarantee. Seller agrees with Buyer and its successors and assigns that it will warrant and defend such title forever against all claims and demands whatsoever.
Seller agrees to indemnify, defend and hold harmless Buyer and its successors and assigns from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by any third party or parties, including attorney fees, costs and expenses, which arise out of any breach by Seller of the warranty set forth in the preceding Paragraph.
This Bill of Sale is governed by the laws of the State of New York.
In witness whereof, Seller has caused this instrument to be executed by its duly authorised officer this 30th day of March 2021.

ENGINE LEASE FINANCE CORPORATION

By:    /s/ Richard Hough

Name:     Richard Hough

Title:    EVP & Chief Technical Officer